UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2021

Five Star Senior Living Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-6817	04-3516029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Centre Street Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)

(617) 796-8387
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock	FVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Five Star Senior Living Inc. (the “Company”) has appointed Stephen Geiger as Vice President and Chief Accounting Officer of the Company, to be effective August 6, 2021.

Mr. Geiger, 55, joined the Company in January 2021 and currently serves as the Senior Director of Reporting and Compliance. Prior to his time at the Company, Mr. Geiger served as Senior Vice President of External Reporting and Accounting Policies at CIT Group Inc. from 2009 to 2020. Prior to his time at CIT Group Inc., Mr. Geiger worked at KPMG LLP from 1987 to 2009, serving as an assurance partner in the financial services practice from 2000 to 2009. Mr. Geiger holds a Bachelor of Business Administration with a concentration in Accounting from James Madison University.

Mr. Geiger has advised the Company that he has no arrangements or understandings with any other person pursuant to which he was appointed Vice President and Chief Accounting Officer.  He also advised the Company that he has no family relationships with any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer of the Company.

Mr. Geiger’s annual base salary will be $267,000. He will be eligible for a cash bonus of up to $120,000 in 2021 and he will be eligible for additional bonuses and future share grants in amounts to be determined in the Company’s discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Star Senior Living Inc.

Date: July 26, 2021	By:	/s/ Jeffrey C. Leer
Jeffrey C. Leer
Executive Vice President, Chief Financial Officer and Treasurer